i





                            ASSET PURCHASE AGREEMENT



                                  by and among
                           Reinhold Industries, Inc.,
                             a Delaware corporation,

                        Samuel Bingham Enterprises, Inc.,
                             an Indiana corporation,

                                       and
                             Finzer Roller, L.L.C.,
                      an Illinois limited liability company

                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS; CONSTRUCTION..........................................1
------------------------------------
         1.1          Definitions.............................................1
         ---          -----------
         1.2          Construction............................................7
         ---          ------------
ARTICLE 2             ASSETS PURCHASED........................................7
----------            ----------------
         2.1          Acquired Assets.........................................7
         ---          ---------------
         2.2          Excluded Assets.........................................8
         ---          ---------------
         2.3          Assumed Liabilities.....................................8
         ---          -------------------
         2.4          Excluded Liabilities....................................8
         ---          --------------------
ARTICLE 3             PURCHASE PRICE..........................................9
----------            --------------
         3.1          Purchase Price..........................................9
         ---          --------------
         3.2          Purchase Price Adjustment...............................10
         ---          -------------------------
         3.3          Allocation of Purchase Price............................12
         ---          ----------------------------
         3.4          Seller's Closing Deliveries.............................13
         ---          ---------------------------
         3.5          Buyer's Closing Deliveries..............................13
         ---          --------------------------
ARTICLE 4  REPRESENTATIONS AND WARRANTIES.....................................14
-----------------------------------------
         4.1          Representations and Warranties of Seller................14
         ---          ----------------------------------------
         4.2          Disclaimer of Representations and Warranties............22
         ---          --------------------------------------------
         4.3          Representations and Warranties of Buyer.................22
         ---          ---------------------------------------
ARTICLE 5  INDEMNIFICATION....................................................23
--------------------------
         5.1          Indemnification by Seller...............................23
         ---          -------------------------
         5.2          Indemnification by Buyer................................23
         ---          ------------------------
         5.3          Limitations on Indemnity................................23
         ---          ------------------------
         5.4          Third Party Claims......................................25
         ---          ------------------
ARTICLE 6             ADDITIONAL COVENANTS....................................26
----------            --------------------
         6.1          General.................................................26
         ---          -------
         6.2          Noncompetition and Nonsolicitation......................26
         ---          ----------------------------------
         6.3          Employees and Employee Benefits.........................27
         ---          -------------------------------
         6.4          Environmental Matters...................................28
         ---          ---------------------
         6.5          Automobile Leases.......................................28
         ---          -----------------
ARTICLE 7             MISCELLANEOUS...........................................28
----------            -------------
         7.1          Assignment..............................................29
         ---          ----------
         7.2          Notices.................................................29
         ---          -------
         7.3          Expenses; Attorneys' Fees...............................30
         ---          -------------------------
         7.4          Governing Law; Forum....................................30
         ---          --------------------
         7.5          Partial Invalidity; Injunctive Rights...................31
         ---          -------------------------------------
         7.6          Execution in Counterparts; Facsimile Signatures.........31
         ---          -----------------------------------------------
         7.7          Entire Agreement; Amendments and Waivers................32
         ---          ----------------------------------------
         7.8          WARN Act; Bulk Transfer Laws............................32
         ---          ----------------------------
         7.9          Time of Essence.........................................32
         ---          ---------------

EXHIBITS

         Exhibit A.........         Calculation of Working Capital
         ---------
         Exhibit B.........         Assumed Contracts
         ---------
         Exhibit C.........         Excluded Santa Fe Assets
         ---------
         Exhibit D.........         Other Assumed Liabilities
         ---------
         Exhibit E.........         Form of Delinquent Accounts Receivable
                                    Assignment
         ---------
         Exhibit F.........         Purchase Price Allocation
         ---------

SCHEDULES

         Schedule 1.1...... 2004 Defined Benefit Plan Obligations Schedule
         2.1(a)...Equipment Schedule 2.1(b)...Inventory Schedule 2.1(c)...Accounts Receivable Schedule 2.1(e)...Computer Software
         Schedule 4.1(a)...Foreign Qualifications Schedule 4.1(d)...Noncontravention Schedule 4.1(e)(i) Financial Statements
         Schedule 4.1(e)(iii) No Material Adverse Change Schedule 4.1(g)...Leased Real Estate Schedule 4.1(h)...Tax Matters Schedule 4.1(i)...Litigation Schedule 4.1(k)...Environmental Schedule 4.1(l)...Permits Schedule 4.1(m)...Material Contracts Schedule 4.1(n)...Labor and Employment Schedule 4.1(o)...Employee Benefits
         Schedule 4.1(p)...Intellectual Property Schedule 4.1(q)...Affiliate Transactions Schedule 4.1(r)...Broker's Fees Schedule 4.1(s)(i) Material Customers Schedule 4.1(s)(ii) Material Suppliers

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, entered into on December ___, 2004, by and among Reinhold Industries, Inc., a Delaware corporation ("Parent"), Samuel Bingham Enterprises, Inc., an Indiana corporation ("Seller"), and Finzer Roller, L.L.C., an Illinois ------ ------ limited liability company ("Buyer"), -----

                                WITNESSETH THAT:

         WHEREAS, Seller is engaged in the business of designing, manufacturing and selling rollers for industrial, printing and other applications (the "Business"); and

         WHEREAS, Parent is the sole shareholder of Seller; and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase and acquire, substantially all of the assets of Seller relating to the Business on the terms and subject to the conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                            DEFINITIONS; CONSTRUCTION

         1.1 Definitions. All initially-capitalized terms used in this Agreement shall have the meanings given to such terms in this Section 1.1 below:

         "2004 Defined Benefit Plan Obligations" means the liabilities and obligations described in Schedule 1.1 hereto.

         "Accounts Receivable" has the meaning ascribed to it in Section 2.1(c) of this Agreement.

         "Acquired Assets" has the meaning ascribed to it in Section 2.1 of this Agreement.

         "Actual 401(k) and Vacation Accrual Amount" has the meaning ascribed to it in Section 3.2(g) of this Agreement.

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, control shall mean possession, directly or indirectly, of power to direct the management or policies of a Person through the ownership of the securities of such Person.

         "Agreement" means this Asset Purchase Agreement, executed by and between Buyer and Seller on the date set forth above.

         "Assumed Contracts" has the meaning ascribed to it in Section 2.1(f) of this Agreement.

         "Assumed Liabilities" has the meaning ascribed to it in Section 2.3 of this Agreement.

         "Base Working Capital" means $3,070,155. Base Working Capital was calculated as described in Exhibit A hereto.

         "Benefit Plans" means any and all profit sharing plans, bonus plans, incentive compensation plans, stock ownership plans, stock purchase plans, stock option plans, stock appreciation plans, retirement plans, employee insurance plans, severance plans, disability plans, health care plans, death benefit plans and each Pension Plan, Multiemployer Plan and Defined Benefit Plan.

         "Business" has the meaning ascribed to it in the first recital of this Agreement.

         "Buyer" has the meaning ascribed to it in the introductory paragraph of this Agreement.

     "Canadian CBA" has the meaning ascribed to it in the definition of Collective Bargaining Agreements in this Section 1.1 ------------- ----------- below.

     "Canadian Retirement Plan" means the G.C.I.U. Employer Retirement Fund for Canada of Seller. ------------------------

         "Canadian Welfare Plan" means the Graphic Communications International Union Local 100-M/Canada Life Group Insurance Plan of Seller.

         "Closing Date Balance Sheet" has the meaning ascribed to it in Section 3.2(a)(i) of this Agreement.

         "Closing Date Working Capital" has the meaning ascribed to it in
Section 3.2(a)(ii) of this Agreement.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collective Bargaining Agreements" means (i) the Agreement, effective February 27, 2001, between Samuel Bingham Company and UFCW, International Chemical Workers Council, Local No. 211C, as modified and extended by that Renewal Agreement, dated March 11, 2004, between Samuel Bingham Enterprises and UFCW, International Chemical Workers Council, Local No. 211C, (ii) the Agreement, dated September 15, 2002, between Samuel Bingham Enterprises, Inc. and United Steelworkers of America, AFL-CIO, CLC, on behalf of Local Union 1304, as extended by an Extension Agreement dated September 3, 2004, and further extended by an Extension Agreement dated November 16, 2004 (the "San Leandro CBA"), (iii) the Agreement, effective June 29, 2004, between Samuel Bingham Enterprises, Inc. and United Steelworkers of America Local Union No. 558, and
(iv) the Collective Agreement, effective November 20, 1999, between Samuel Bingham Enterprises, Inc. (as successor to Bingham Company (Canada) Limited) and Graphic Communications International Union, Local 100-M, as modified by that Supplemental Agreement, dated January 21, 2003, between Samuel Bingham Enterprises, Inc. and Graphic Communications International Union, Local 100-M, and as further modified by that Extension Agreement, dated November 9, 2004, between Samuel Bingham Enterprises, Inc. and Graphic Communications International Union, Local 100-M (the "Canadian CBA").

         "Competing Business" has the meaning ascribed to it in Section 6.2(a) of this Agreement.

         "Current Assets" means the current assets of Seller in the categories listed on Exhibit A hereto, as reflected on the Closing Date Balance Sheet (as finally determined pursuant to this Agreement).

         "Current Liabilities" means the current liabilities of Seller in the categories listed on Exhibit A hereto, as reflected on the Closing Date Balance Sheet (as finally determined pursuant to this Agreement).

     "Defined Benefit Plans" means the Samuel Bingham  Enterprises,  Inc. Hourly
Employees'   Pension   Plan  and  the  Samuel   Bingham   ----------------------
Enterprises, Inc. Employees' Retirement Plan.

         "Delinquent Accounts Receivable" has the meaning ascribed to it in
Section 3.1(c) of this Agreement.

         "Dispute Period" has the meaning ascribed to it in Section 3.2(b) of this Agreement.

         "Dispute Notice" has the meaning ascribed to it in Section 3.2(b) of this Agreement.

         "Environmental Laws" means any Law which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any member of a controlled group of corporations under Section 414(b) of the Code of which Seller is a member, and any trade or business (whether or not incorporated) under common control with Seller under Section 414(c) of the Code, and all other entities which together with Seller are or were within any of three (3) years prior to the date hereof treated as a single employer under Section 414(m) or 414(o) of the Code.

         "Estimated 401(k) and Vacation Accrual Amount" means $221,000.

         "Excluded Assets" has the meaning ascribed to it in Section 2.2 of this Agreement.

         "Excluded Liabilities" has the meaning ascribed to it in Section 2.4 of this Agreement.

         "Financial Statements" has the meaning ascribed to it in Section 4.1(e)(i) of this Agreement.

         "GAAP" means Generally Accepted Accounting Principles in the United States of America, consistently applied.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment or use of Hazardous Material in, on, under, about or from any of the Leased Real Estate.

         "Hazardous Material" means any substance, material or waste which is currently regulated by any governmental authority, including any material, substance or waste defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," contaminant," toxic waste" or "toxic substance" under any provision of Environmental Law.

         "Holdback Period" has the meaning ascribed to it in Section 3.1(b) of this Agreement.

         "Indemnified Person" has the meaning ascribed to it in Section 5.4(a) of this Agreement.

         "Indemnifying Person" has the meaning ascribed to it in Section 5.4(a) of this Agreement.

         "Independent Accountants" means KPMG, LLP.

         "Intellectual Property" means all of Seller's (i) registered and unregistered copyrights in both published works and unpublished works (whether United States or foreign), (ii) legal names, assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (whether United States or foreign), (iii) patents, patent applications and inventions, processes and discoveries that may be patentable (whether United States or foreign), and (iii) trade secrets, including without limitation rubber formulas.

         "Interim Financial Statements" has the meaning ascribed to it in
Section 4.1(e)(i) of this Agreement.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, when used in reference to Seller, that the fact or other matter to which the term "Knowledge" relates is actually known to and has arisen to the conscious awareness of any individual who is on the date hereof an officer of Seller or Parent. No such individual shall have any personal liability for any inaccuracy or breach of a representation or warranty set forth in this Agreement as a result of the inclusion of such individual in this defined term.

         "Labor and Employment Laws" means all Laws relating to employment practices, terms and conditions of employment, equal opportunity, nondiscrimination, immigration, wages, hours, benefits and collective bargaining, the payment of social security and similar taxes, unemployment compensation, workers compensation and occupational safety and health.

         "Laws" means all laws, statutes, rules, regulations codes and ordinances of federal, state, provincial and local governments.

         "Leased Real Estate" has the meaning ascribed to it in Section 4.1(g)(ii) of this Agreement.

         "Liens" means all liens, pledges and security interests in favor of any Person.

         "Litigation" means any legal action, suit or proceeding pending in or before any court, arbitrator or administrative agency as of the date hereof.

         "Losses" means all losses, liabilities, costs, damages and expenses (including, without limitation, reasonable attorney's fees) actually incurred or paid by an Indemnified Person, net of (i) any insurance proceeds to which the Indemnified Person is entitled or has received relating to such Loss, and (ii) any tax benefits to which the Indemnified Person is entitled as a result of such Loss.

         "Material Adverse Effect" means a material adverse effect on the business, operations, assets and financial condition of Seller, considered together.

         "Multiemployer Plan" means a plan as defined in ERISA Section
4001(a)(3).

         "Notice" has the meaning ascribed to it in Section 7.2 of this Agreement.

         "Notice Party" has the meaning ascribed to it in Section 7.2 of this Agreement.

         "Order" means any injunction, judgment or order issued in writing by any governmental entity or arbitrator.

         "Owned Real Estate" has the meaning ascribed to it in Section 4.1(g)(i) of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.
          ----

         "Pension Plan" means an employee pension benefit plan, as defined in ERISA Section 3(2), other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Permit" means each permit or license issued in writing to Seller (i) by any governmental authority, or (ii) pursuant to any Law that directly relates to the Business.

         "Permitted Liens" means (i) Liens for or relating to personal property taxes and assessments not yet due and payable, and (ii) Liens associated with Assumed Liabilities.

         "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, company or other entity or any governmental authority.

         "Position Statement" has the meaning ascribed to it in Section 3.2(e) of this Agreement.

         "Post-Closing Delivery" has the meaning ascribed to it in Section 3.2(a) of this Agreement.

         "Purchase Price" has the meaning ascribed to it in Section 3.1 of this Agreement.

         "Real Estate Agreements" means those certain Purchase and Sale Agreements, of even date, between Seller and certain Affiliates of Buyer.

         "Receivables Holdback Amount" has the meaning ascribed to it in Section 3.1(a) of this Agreement.

         "Resolution Period" has the meaning ascribed to it in Section 3.2(d) of this Agreement.

         "San Leandro CBA" has the meaning ascribed to it in the definition of Collective Bargaining Agreements.

         "Seller" has the meaning ascribed to it in the introductory paragraph of this Agreement.

         "Third-Party Claim" has the meaning ascribed to it in Section 5.4(a) of this Agreement.

         "Transferred Employee" means any employee of Seller on the date hereof who becomes employed by Buyer as of or within five (5) days after the date hereof.

         "Warranty Amount" has the meaning ascribed to it in Section 3.1(b) of this Agreement.

         "Warranty Holdback Amount" has the meaning ascribed to it in Section 3.1(a) of this Agreement.

         "WARN Act" means the federal Worker Adjustment and Retraining Notification Act, and any state, provincial or local law, ordinance or regulation, or common law relating to plant closure, mass layoff or employment loss, or relating to notice or severance or other payment in connection therewith.

         1.2      Construction.

                  (a) The meanings of terms defined herein are equally applicable to the singular and plural of such defined terms.

                  (b) The headings of articles and sections to this Agreement are provided for convenience only and will not affect the construction or interpretation hereof.

                  (c) This Agreement and all Schedules hereto are a result of negotiations among the parties hereto. Accordingly, neither this Agreement nor any Schedule hereto shall be construed against Buyer or Seller because of their or their counsel's involvement in its preparation.

                  (d) Any disclosure under one of the Schedules to this Agreement shall be deemed disclosed under all Schedules to this Agreement. Disclosure of any matter in a Schedule to this Agreement shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement. To the extent that any representation or warranty set forth in this Agreement is qualified by the materiality of the matters to which the representation or warranty relates, the inclusion of any matter in the Schedules to this Agreement does not constitute a determination by Seller that any such matter is material. The disclosure of any matter in the Schedules to this Agreement does not imply that any other, undisclosed matter that has a greater significance or value is material.


                                    ARTICLE 2
                                ASSETS PURCHASED

         2.1 Acquired Assets. Seller hereby sells to Buyer, and Buyer hereby purchases and acquires from Seller, all of Seller's right, title and interest in, to and under the assets owned by Seller and described in this Section 2.1 (and the schedules referenced in this Section 2.1), and, except for Excluded Assets, all assets of Seller used by Seller in connection with the Business, including, without limitation, (a) all tangible personal property used in the Business (such as tools, dies, machinery, shop equipment, equipment, supplies, fixtures, motor vehicles, furniture, signs, office equipment, computer equipment, furnishings and decorations, telephones and telephone systems), including, but not limited to, the tangible personal property described in
Schedule 2.1(a) (b) all inventory, finished goods, shelf stock, work-in-process and raw materials including, but not limited to, those listed in Schedule 2.1(b), (c) all accounts, notes and other receivables, including, but not limited to, those listed in Schedule 2.1(c) (the "Accounts Receivable"), (d) all Intellectual Property and the goodwill associated therewith, including, without limitation, the Intellectual Property listed on Schedule 4.1(p), (e) the computer software listed on Schedule 2.1(e) hereto, (f) all other intangible property relating to the Business (such as going concern value and goodwill),
(g) all contracts and agreements listed in Exhibit B hereto (the "Assumed Contracts"), (h) all Permits (to the extent transferable), (i) all telephone numbers and URLs (to the extent transferable), (j) all books and records relating to the Business, including, without limitation, customer lists, sales journals, customer accounts receivable ledgers, payroll records, vouchers, customer invoices, sales orders, credit and debit memos, customer contracts and agreements, index of active and inactive customers, mailing lists, catalogues and sales materials, personnel records of employees (to the extent permitted by applicable Law), unemployment compensation and workmen's compensation insurance account information, and records relating to materials purchased and sold, including invoices, (k) the Defined Benefit Plans, the Canadian Retirement Plan and the Canadian Welfare Plan, (l) to the extent directly relating to any Assumed Liability, all claims and rights against third parties relating to the Business, (m) all personalty and fixtures owned by Seller and located at the Leased Real Estate (collectively, the "Acquired Assets") and (n) all security deposits of Seller that are a Current Asset. To the extent any assets do not appear on a Schedule referenced in this Section 2.1, the general language of this Section 2.1 shall govern and all of the Acquired Assets covered by such general language shall be conveyed to Buyer in accordance with this Agreement.

         2.2 Excluded Assets. Notwithstanding the foregoing, Seller does not hereby sell to Buyer, and Buyer is not hereby purchasing from Seller, any assets or property of Seller not defined as an Acquired Asset above (collectively, the "Excluded Assets"). The Excluded Assets shall include, without limitation, (a) any cash and cash equivalents of Seller, (b) Seller's company record book and seal, (c) any securities of Seller, (d) any Benefit Plans other than the Defined Benefit Plans, the Canadian Retirement Plan and the Canadian Welfare Plan, (e) any of Seller's property or assets located at 12827 East Imperial Highway, Santa Fe Springs, California 90670, as listed on Exhibit C hereto, (f) the Collective Bargaining Agreements, other than the Canadian CBA, and (g) any of the rights of Seller under this Agreement (or under any side agreement between Seller and Buyer entered into in connection with this Agreement).

         2.3 Assumed Liabilities. Buyer hereby assumes and agrees to timely perform and discharge in full (a) Seller's liabilities under the Assumed Contracts, other than for any breach or default by Seller thereunder arising prior to the date hereof, (b) the Current Liabilities, (c) Seller's liabilities and obligations under any written warranties given by Seller on and prior to the date hereof, (d) except for the obligations of Seller set forth on Schedule 1.1 hereto with respect to the 2004 Defined Benefit Plan Obligations, all liabilities and obligations under or in connection with the Defined Benefit Plans, the Canadian Retirement Plan and the Canadian Welfare Plan, and (e) the other liabilities and obligations described in Exhibit D hereto (collectively, the "Assumed Liabilities").

         2.4 Excluded Liabilities. Notwithstanding anything to the contrary herein contained, Buyer does not hereby assume any liability or obligation of Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, except as set forth in Section 2.3 above, Buyer assumes no liability whatsoever with respect to any of the following: (a) Seller's employees or former employees or any of their heirs, beneficiaries or assignees for accrued vacation or other liabilities arising prior to the date hereof, (b) Seller's obligation to make 401(k) contributions in respect of its employees, (c) any income, sales, personal property, profits, franchise or similar tax or any taxes related to the Acquired Assets (to the extent not a Current Liability), (d) any claims for personal injuries, property damages or consequential damages arising prior to the execution hereof relating to defective products sold, condition or operation of plant or premises or otherwise, (e) any liability or obligation of Seller pursuant to paragraph 20 of that certain Renewal Agreement dated February 27, 2001 between Seller and UFCW, International Chemical Workers Council, Local 211, in the event of and relating to any voluntary resignation of employment by Joseph Antonovich or any other severance obligation of Seller to Joseph Antonovich arising prior to the date hereof, (f) any liabilities or obligations of Seller relating to the matters described in Schedule 4.1(h) hereto, (g) any liabilities or obligations relating to the matters described in Schedule 4.1(i) hereto, and (h) any liabilities or obligations of Seller under any lease of the Leased Real Property located in Portland, Oregon.



                                    ARTICLE 3
                                 PURCHASE PRICE

         3.1      Purchase Price.

                  (a) Concurrently herewith and in consideration for the Acquired Assets to be sold and transferred to Buyer, Buyer shall pay or cause to be paid to Seller, $2,532,383.00 (the "Purchase Price"). Buyer is concurrently paying $2,432,383.00 of the Purchase Price to Seller in immediately available funds to an account or accounts designated by Seller. Buyer shall pay (i) $50,000 of the remaining $100,000 of the Purchase Price (the "Warranty Holdback Amount") to Buyer as provided in Section 3.1(b) below, and (ii) the other $50,000 of the remaining $100,000 of the Purchase Price (the "Receivables Holdback Amount") to Buyer as provided in Section 3.1(c) below.

                  (b) Within five (5) days after the expiration of the one hundred eighty (180) day period following the date hereof (such 180-day period, the "Holdback Period"), Buyer shall notify Seller, in writing, of the total dollar amount of product warranty claims or returns received by Buyer during the Holdback Period, relating to products manufactured and sold on or before the date hereof (the "Warranty Amount"). Such notice shall describe with reasonable detail such warranty claims. If the Warranty Holdback Amount is greater than the Warranty Amount, concurrently with the delivery of such notice, Buyer shall deliver the difference between the Warranty Holdback Amount and the Warranty Amount to Seller by check. Seller shall be permitted to review (during regular business hours and upon reasonable prior notice) the records and working papers of Buyer and (where applicable) Buyer's accountants relating to the matters set forth in such notice and to challenge the Warranty Amount in the manner described in Section 3.2 below with respect to a challenge of the Post-Closing Delivery by Buyer.

                  (c) Within five (5) days after the expiration of the Holdback Period, Buyer shall notify Seller, in writing, of the total dollar amount of Accounts Receivable which during the Holdback Period become more than 100 days past due (the "Delinquent Accounts Receivable"). Such notice shall describe with reasonable detail such Delinquent Accounts Receivable. If the Receivables Holdback Amount is greater than the Delinquent Accounts Receivable, concurrently with the delivery of such notice, Buyer shall deliver the difference between the Receivables Holdback Amount and the Delinquent Accounts Receivable to Seller by check. Further, concurrently with such notice, Buyer shall execute and deliver an assignment of the Delinquent Accounts Receivable to Seller, in the form attached hereto as Exhibit E. Seller shall be permitted to review (during regular business hours and upon reasonable prior notice) the records and working papers of Buyer and (where applicable) Buyer's accountants relating to the matters set forth in such notice and to challenge the collection of the Delinquent Accounts Receivable in the manner described in Section 3.2 below with respect to a challenge of the Post-Closing Delivery by Buyer. For purposes of determining whether an Account Receivable has been paid during the Holdback Period, all amounts paid during the Holdback Period by any Person in respect of an Account Receivable (or an account receivable generated by Buyer after the date hereof) shall be first applied to the most delinquent Accounts Receivable, until the amount of such payment is fully utilized.

                  (d) Within five (5) business days after the end of each calendar month between the date hereof and the expiration of the Holdback Period, Buyer shall advise Seller in writing of the then current aggregate amount of each of the Warranty Amount and Delinquent Accounts Receivable, if any. Such writing shall describe with reasonable detail all warranty claims and Delinquent Accounts Receivable.

         3.2      Purchase Price Adjustment.

                  (a) As promptly as reasonably practicable after the date hereof, and in any event not later than thirty (30) days hereafter, Seller shall prepare and deliver to Buyer (such delivery, the "Post-Closing Delivery"):

                           (i) a balance sheet of Seller (without giving effect
                  to the consummation of the transactions contemplated hereby) prepared as of the close of business on the date hereof in accordance with GAAP (it being agreed that if GAAP permits different methods of preparing any item on the Closing Date Balance Sheet, the methodology used in the Financial Statements with respect to such item shall be used with respect to such item in the preparation of the Closing Date Balance Sheet) (the "Closing Date Balance Sheet"); provided, however, that the Closing Date Balance Sheet shall not contain a reserve or an allowance for customer returns, bad debt and/or warranty claims (it being the intention of the parties that matters relating thereto be exclusively paid from the Holdback Amount, with any excess to be assumed by Buyer); and

                           (ii) a calculation of the working capital of Seller
                  as of the close of business on the date hereof (the "Closing Date Working Capital"). The Closing Date Working Capital shall be an amount equal to the difference between Seller's Current Assets and Current Liabilities. If Current Assets exceed Current Liabilities, Closing Date Working Capital shall be a positive number. If Current Liabilities exceed Current Assets, Closing Date Working Capital shall be a negative number. It is the intention of the parties that Closing Date Working Capital be calculated consistently with the calculation of Base Working Capital on Exhibit A hereto.

         Buyer shall be entitled to observe and participate in, and provide consultation with respect to, the preparation of the Post-Closing Delivery.

                  (b) Buyer shall have thirty (30) days from the date Seller makes the Post-Closing Delivery (such period, the "Dispute Period") to notify Buyer, in writing, as to whether Buyer agrees or disagrees with the Post-Closing Delivery (such written notice, the "Dispute Notice"). During the Dispute Period, Buyer and its accountants shall be permitted to review (during regular business hours and upon reasonable prior notice) the working papers of Seller and (where applicable) Seller's accountants relating to the matters set forth in the Post-Closing Delivery.

                  (c) If Buyer fails to deliver a Dispute Notice to Seller during the Dispute Period, (i) the Closing Date Balance Sheet as prepared by Seller shall be deemed to have been correctly prepared, and
         (ii) Seller's calculation of Closing Date Working Capital shall be deemed to be final and correct and shall be binding upon each of the parties hereto.

                  (d) If Buyer delivers a Dispute Notice to Seller during the Dispute Period, Seller and Buyer shall, for a period of thirty (30) days from the date the Dispute Notice is delivered to Buyer (such period, the "Resolution Period"), use their respective best efforts to amicably resolve the items in dispute. Any items so resolved by the parties shall be deemed to be final and correct as so resolved and shall be binding upon each of the parties hereto.

                  (e) If Seller and Buyer are unable to resolve all of the items in dispute during the Resolution Period, then either Buyer or Seller may refer the items remaining in dispute to the Independent Accountants. Such referral shall be made in writing to the Independent Accountants, copies of which shall concurrently be delivered to the non-referring party hereto. The referring party shall furnish the Independent Accountants, at the time of such referral, with the Post-Closing Delivery and the Dispute Notice. The parties shall also furnish the Independent Accountants with such other information and documents as the Independent Accountants may reasonably request in order for them to resolve the items in dispute. The parties hereto shall also, within ten (10) days of the date the items in dispute are referred to the Independent Accountants, provide the Independent Accountants with a written notice (a "Position Statement") describing in reasonable detail their respective positions on the items in dispute (copies of which will concurrently be delivered to the other party hereto). If any party fails to timely deliver its Position Statement to the Independent Accountants, the Independent Accountants shall resolve the items in dispute solely upon the basis of the information otherwise provided to them. The Independent Accountants shall resolve all disputed items in a written determination to be delivered to each of the parties hereto within thirty (30) days after such matter is referred to them; provided, however, that any delay in delivering such determination shall not invalidate such determination or deprive the Independent Accountants of jurisdiction to resolve the items in dispute. The decision of the Independent Accountants as to the items in dispute shall be final and binding upon the parties hereto and shall not be subject to judicial review. The fees and expenses of the Independent Accountants incurred in the resolution of any items in dispute shall be determined by the Independent Accountants and set forth in their report and shall be allocated and paid one-half (1/2) by Buyer and one-half (1/2) by Seller.

                  (f) Within five (5) days after the final determination of the Closing Date Balance Sheet and the calculation of Closing Date Working Capital (whether through failure of Buyer to timely deliver a Dispute Notice, agreement of the parties, or determination of the Independent Accountants):

                           (i) if Closing Date Working Capital is less than Base
                  Working Capital, Seller shall pay Buyer the difference, or

                           (ii) if Closing Date Working Capital is more than
                  Base Working Capital, Buyer shall pay Seller the excess.

         All such payments shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by Seller or Buyer, as appropriate, which designation shall be made by the party receiving such payment no later than one (1) business day prior to the payment date.

                  (g) Within ten (10) days after the date hereof, Seller shall deliver to Buyer a written statement setting forth the actual amount accrued as of the date hereof on its books and records for 401(k) accruals and vacation pay accruals (such actual accrued amount, in the aggregate, the "Actual 401(k) and Vacation Accrual Amount"). If the Actual 401(k) and Vacation Accrual Amount is more than the Estimated 401(k) and Vacation Accrual Amount, Buyer shall pay Seller the excess. If the Actual 401(k) and Vacation Accrual Amount is less than the Estimated 401(k) and Vacation Accrual Amount, Seller shall pay Buyer the excess. All amounts required to be paid pursuant to this Section 3.2(g) shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by Seller or Buyer, as appropriate, which designation shall be made by the party receiving such payment no later than one (1) business day prior to the payment date.

         3.3 Allocation of Purchase Price. The Purchase Price, as adjusted, shall be allocated among the Acquired Assets according to the methodology set forth in Exhibit F hereto. Neither Seller nor Buyer shall take a position on any tax return (including, without limitation, IRS Form 8594, and any amendments thereto), before any governmental agency charged with the collection of any tax, or in any proceeding that is inconsistent with such allocation (taking into account any subsequent amendments required by law) or otherwise inconsistent with this Exhibit F without the prior written consent of the other party hereto. Seller and Buyer shall make their respective IRS Forms 8594 (and any amendments thereto) filed or to be filed with the IRS available for inspection by the other party for the purpose of verifying compliance with this Exhibit F.

         3.4 Seller's Closing Deliveries. On the date hereof, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall, in form and substance reasonably satisfactory to Buyer and its counsel, deliver to Buyer the following:

                  (a) to the extent required by Law to create an effective conveyance, assignments of all Acquired Assets constituting items of Intellectual Property, in proper form for recordation with the United States Patent and Trademark Office, or other appropriate office, duly executed by Seller;

                  (b) a certificate of the Secretary or Assistant Secretary of Seller, dated as of the date hereof, certifying (i) the resolutions duly adopted by the Board of Directors and shareholder of Seller authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) as to incumbency of officers, and (iii) that such resolutions have not been rescinded or modified and remain in full force and effect as of the date hereof;

                  (c) a Certificate of Existence of Seller, certified by the Indiana Secretary of State, dated no earlier than ten (10) days prior to the date hereof;

                  (d) an amendment to Seller's Articles of Incorporation (and any foreign qualifications) providing that Seller's name will be changed from "Samuel Bingham Enterprises, Inc." to a name not confusingly similar thereto, in form for prompt filing with all necessary authorities;

                  (e) for each parcel of Leased Real Estate (other than the real estate located at 3014 N. Wygant, Portland Oregon, which is not being assigned to or assumed by Buyer) (i) an assignment and assumption of the lease therefor, consented to by each landlord thereof, and (ii) to the extent available, an original lease for such parcel, as amended to date;

                  (f) reasonably satisfactory evidence of the payment in full of all Seller's liabilities relating to the acquisition of that certain 24" x 66" roll calendar previously leased from GE Capital; and

                  (g) such other instruments of conveyance (such as motor vehicle tiles) reasonably deemed necessary by Buyer and its counsel to effect the transactions contemplated hereby.

     3.5 Buyer's  Closing  Deliveries.  On the date  hereof,  in addition to any
other  documents   specifically  required  to  be   ----------------------------
delivered pursuant to this Agreement, Buyer shall deliver to Seller:

                  (a) the Purchase Price, in immediately available funds, as required by Section 3.1 above;

                  (b) a certificate of the Manager of Buyer, dated as of the date hereof, certifying (i) the resolutions duly adopted by the sole Member of Buyer authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) as to incumbency of officers, and (iii) that such resolutions have not been rescinded or modified and remain in full force and effect as of the date hereof;

                  (c) a Certificate of Good Standing of Buyer, certified by the Illinois Secretary of State, dated no earlier than ten (10) days prior to the date hereof; and

                  (d) such other instruments or documents reasonably deemed necessary by Seller and its counsel to effect the transactions contemplated hereby.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that: ----------------------------------------

                  (a) Organization of Seller. Seller is a corporation duly organized and validly existing under the laws of the State of Indiana.
         Schedule 4.1(a) hereto lists each jurisdiction in which Seller is qualified to do business as a foreign corporation.

                  (b) Authorization. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller.

                  (c) Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  (d) Noncontravention. The execution, delivery and performance of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby, and the compliance with or fulfillment of the terms and provisions hereof by Seller, do not (i) result in a breach of any of the provisions of the Articles of Incorporation or By-Laws of Seller, (ii) except as set forth in
         Schedule 4.1(d), contravene, in any material respect, any Law or Order specifically applicable to Seller, (iii) except as set forth in
         Schedule 4.1(d), constitute a material breach of any Assumed Contract or Permit, or (iv) except as set forth in Schedule 4.1(d), require Seller to obtain the approval, consent or authorization of any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement.

                  (e) Financial Statements.

                           (i) Attached hereto as Schedule 4.1(e)(i) are copies
                  of the following: (A) the unaudited balance sheet of Seller as of December 31, 2003 and the related statement of operations and income, equity, and cash flows for the fiscal year then ended; and (B) the balance sheet of Seller as of August 31, 2004 and the related statement of operations and income, equity, and cash flow for the eight (8) months then ended ("Interim Financial Statements") (items (A) and (B), collectively, the "Financial Statements").

                           (ii) The Financial Statements (A) fairly present, in
                  all material respects, the operating results, the financial condition, changes in equity and cash flow of Seller on the dates and for the periods indicated, and (B) were prepared in accordance with GAAP; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. To the Knowledge of Seller, no account debtor of any of the Accounts Receivable (A) intends to assert a right of set-off against such Accounts Receivable, or (B) as of the date hereof, intends or is likely to file a voluntary bankruptcy proceeding or other insolvency proceeding, an assignment for the benefit of creditors or is otherwise insolvent or unable to pay its debts in the ordinary course of business.

                           (iii) Except as set forth in Schedule 4.1(e)(iii)
                  hereto, since the date of the Interim Financial Statements,
                  (A) there has not been any material adverse change in the business, operations, assets, or financial condition of Seller, and no event has occurred or circumstance exists that could reasonably be expected to result in such a change, (B) Seller has operated the Business only in the ordinary course (and has not made any change in the method utilized to calculate commissions payable to its agents or employees or increased the compensation of any of its employees, other than pay raises implemented in the ordinary course of business), and (C) Seller has not experienced any material damage or destruction (not covered by insurance) to any material portion of the Acquired Assets.

                  (f) Title to Acquired Assets. Seller has title to all of the Acquired Assets and the right to convey the Acquired Assets free and clear of any and all Liens, other than Permitted Liens.

                  (g) Real Estate.

                           (i) Schedule 4.1(g) hereto lists each parcel of real
                  property leased or sub-leased to Seller (the "Leased Real Estate"), all of which is held under real property leases true and complete copies of which have been made available to Buyer.

                           (ii) Seller has no Knowledge that any separate parcel
                  included in the Leased Real Estate does not have adequate water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and public utilities, or does not have adequate parking facilities that meet all requirements imposed by applicable Law.

                           (iii) Seller has no Knowledge of any Pending,
                  threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Leased Real Estate.

                           (iv) All rent and other amounts due and payable under
                  any leases of the Leased Real Property constituting an Assumed Contract have been paid through the date of this Agreement. To the Knowledge of Seller, Seller is in material compliance with all covenants, conditions and restrictions of record affecting its current use of the Leased Real Estate.

                  (h) Tax Matters. Seller has filed or caused to be filed all tax returns that it was required to file and has paid all federal, state and local taxes, interest and penalties owed by Seller as of the date hereof. Except as set forth in Schedule 4.1(h), Seller has withheld, deducted, collected and paid all taxes required to have been withheld, deducted, collected and paid by Seller in connection with amounts paid or owing to any employee of Seller, including, without limitation, income and employment taxes. Seller has not waived any statute of limitations in respect of income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency. Seller is not the beneficiary of any extension of time within which to file any income tax return.

                  (i) Litigation. Except as set forth in Schedule 4.1(i), Seller is not (i) subject to any outstanding Order, nor (ii) a party to any Litigation, or to the Knowledge of Seller threatened to be made a party, to any Litigation or investigation.

                  (j) Legal Compliance. Seller is currently in material compliance with all applicable Laws, including all Environmental Laws and all Labor and Employment Laws. Seller has not received any written notice from any governmental authority alleging any such failure to comply with Law, including, without limitation, any Environmental Law.

                  (k) Environmental Laws and Regulations. Except as set forth on
         Schedule 4.1(k), to the Knowledge of Seller:

                           (i) There are no Hazardous Materials currently
                  present on the Leased Real Estate, except in material compliance with Environmental Laws. Seller has not permitted or conducted any Hazardous Activity except in material compliance with applicable Environmental Laws.

                           (ii) Within the last two (2) years, there has not
                  been a release or threatened release of any Hazardous Materials at or from the Leased Real Estate, except in material compliance with applicable Environmental Laws.

                  (l) Permits. Schedule 4.1(l) contains a complete and accurate list of each Permit. Seller is currently in material compliance with the terms and requirements of each Permit. To the Knowledge of Seller, Seller possesses all permits necessary for the operation of the Business as currently conducted, except for any permits the failure of which to possess could not reasonably be expected to have a Material Adverse Effect.

                  (m) Material Contracts. Schedule 4.1(m) lists:

                           (i) each agreement, guarantee or arrangement that (x)
                  is not in the ordinary course of business, or (y) involves performance of services or delivery of goods or materials by or to Seller of an annual amount or value in excess of $25,000;

                           (ii) each lease by Seller of personal property
                  requiring annual payments in excess of $10,000 and each lease of the Leased Real Estate, as amended to date;

                           (iii) each agreement with any labor union or other
                  employee representative of a group of employees relating to wages, hours and other conditions of employment and each employment or consulting agreement to which Seller is a party;

                           (iv) each material agreement to which Seller is a
                  party containing covenants that expressly purport to restrict Seller's business activities or limit the freedom of Seller to engage in any line of business or to compete with any other Person;

                           (v) each power of attorney of Seller that is
                  currently effective and outstanding;

                           (vi) each agreement for capital expenditures in
                  excess of $10,000;

                           (vii) each agreement not denominated in U.S. dollars;

                           (viii) each agreement relating to any of the
                  Intellectual Property;

(ix) each agreement with an Affiliate of Seller;

(x) each material agency, sales representation or commission allocation or sharing agreement;

(xi) each vacation pay, severance pay or other so-called fringe benefit agreement;

(xii) a commission schedule applicable to the employees and agents of Seller;

(xiii) each contract with present or former shareholders, officers, employees, agents or consultants of Seller; and

(xiv) Seller's employee manuals, handbooks and policies.

         Except as set forth in Schedule 4.1(m), with respect to each Assumed Contract, (x) the agreement is binding and enforceable in accordance with its terms against Seller and, to the Knowledge of Seller, against the other parties thereto, (y) Seller and, to the Knowledge of Seller, each other party thereto is in material compliance with the terms of such agreement, and (z) to the Knowledge of Seller, no party thereto has repudiated (in writing) any material provision of the agreement and Seller has not received any written notice of any material dispute, claim or default (or event which with the passage of time or the giving of notice would constitute a default) under the agreement.

                  (n) Labor and Employment Matters. Schedule 4.1(n) hereto contains a list of the following information for each employee of Seller, including each employee on leave of absence or layoff status: name; job title; date of hiring; date of commencement of employment; current compensation paid or payable and any change in compensation since December 31, 2003; sick and vacation leave that is accrued but unused; use of leave under the Family and Medical Leave Act and the applicable twelve month period used for the same; information concerning an employee's leave of absence or layoff status if applicable; and service credited for purposes of vesting and eligibility to participate under any Benefit Plan (including a description of the terms and level of coverage of all forms of health, life and disability insurance being provided to the employee and/or dependents and the amount being paid by the employee therefor). Except as set forth in Schedule 4.1(n) hereto, (i) Seller is not currently a party to any collective bargaining agreement or other labor contract;
         (ii) there is not presently pending, and to the Knowledge of Seller there is not threatened (in writing), any strike, slowdown, picketing, work stoppage, lock out, or employee grievance process involving Seller which could reasonably be expected to have a Material Adverse Effect;
         (iii) to the Knowledge of Seller, no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute which could reasonably be expected to have a Material Adverse Effect, (iv) to the Knowledge of Seller, there is no grievance or arbitration proceeding pending against Seller by any employee of Seller which could reasonably be expected to have a Material Adverse Effect; and (v) to the Knowledge of Seller, no attempt is currently being made, or since January 1, 2001 has been made, to organize any facilities or Seller which are not currently the subject of a Collective Bargaining Agreement.

                  (o)      Employee Benefits.

                           (i) Schedule 4.1(o) hereto sets forth a list of each
                  Benefit Plan of Seller which is currently sponsored or maintained by Seller for employees or former employees of Seller. Schedule 4.1(o) identifies as such any Benefit Plan that is a Pension Plan or a plan intended to meet the requirements of Section 401(a) of the Code. Except as set forth in Schedule 4.1(o) hereto, Seller has not sponsored, maintained, contributed to or accrued an obligation to contribute to a Pension Plan at any time in the current year or in the last six (6) calendar years. A copy of each of the Benefit Plans and all material written contracts relating thereto, or to the funding thereof, including, without limitation, all material trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been made available to Buyer. A true and correct copy of the most recent annual report, accountant's opinion of the plan's financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each Benefit Plan, to the extent applicable, has been made available to Buyer.

                           (ii) Neither Seller nor any ERISA Affiliate of Seller
                  does now or has within the last six (6) calendar years (A) sponsored, maintained or contributed to any Multiemployer Plan, or (B) had any obligation to contribute to or accrue or pay any benefits under any Multiemployer Plan.

                           (iii) Except as set forth on Schedule 4.1(o), Seller
                  does not have and has not within the last six (6) calendar years had any ERISA Affiliates.

                           (iv) Full payment has been made or will be made by
                  Seller of all amounts that are due to be paid before the date hereof under the terms of each Benefit Plan as contributions, premiums or benefits. With respect to each Pension Plan (other than the Canadian Retirement Plan), Seller has satisfied the minimum funding standard of ERISA and the Code and Seller has paid in full all insurance premiums to the PBGC which were due before the date hereof.

                           (v) Except as set forth on Schedule 4.1(o), in the
                  current year or the previous six (6) calendar years, no Pension Plan has been completely or partially terminated and the PBGC has not instituted a proceeding to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan. Within the last six (6) calendar years, no Pension Plan has been the subject of a reportable event (as defined in Section 4043 of ERISA) as to which a notice is required to be filed with the PBGC.

                           (vi) The Benefit Plans have been operated in material
                  compliance with applicable Law and to the Knowledge of Seller, Seller has not received any written notice issued by any governmental authority questioning or challenging such compliance.

                           (vii) All Pension Plans comply, in all material
                  respects, in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code.

                           (viii) None of the assets of any Benefit Plan are
                  invested in employer securities or employer real property.

                           (ix) There has not been any "prohibited transaction"
                  (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan and Seller has not otherwise engaged in any prohibited transaction, except as specifically exempted by section 4975(d)(1) of the Code.

                           (x) There has been no act or omission which has given
                  rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which Seller may be liable.

                           (xi) None of the payments contemplated by the Benefit
                  Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

                           (xii) No Benefit Plan is a Multiemployer Plan.

                           (xiii) Each Benefit Plan which constitutes a "group
                  health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former Affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

                           (xiv) Except as set forth on Schedule 4.1(o), there
                  have been no "leased employees" within the meaning of section 414(n) of the Code.

                           (xv) Seller has no liability or contingent liability
                  under any Benefit Plan for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B or former section 162(k) of the Code.

                           (xvi) Except as provided in the Canadian CBA, the
                  Canadian Retirement Plan and the Canadian Welfare Plan, or by operation of Law, there has been no act or omission by Seller that would impair the right or ability of Buyer to unilaterally amend or terminate any Benefit Plan.

                  (p) Intellectual Property. Schedule 4.1(p) hereto lists all Intellectual Property. All of the registered Intellectual Property is registered in Seller's name, is in material compliance with formal legal requirements and is valid and enforceable in all material respects. To the Knowledge of Seller, none of the registered Intellectual Property is currently involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of Seller, there is no intellectual property of any third party that infringes any of the Intellectual Property. To the Knowledge of Seller, none of the Intellectual Property infringes any intellectual property right of any other Person.

                  (q) Affiliate Transactions. Neither Seller nor any of its Affiliates currently owns a material equity interest in any Person that (and none of Seller's Affiliates) (i) has had material business dealings with Seller, other than business dealings or transactions disclosed in Schedule 4.1(q) hereto, each of which has been conducted in the ordinary course of business at substantially prevailing market prices and on substantially prevailing market terms, or (ii) is currently engaged in direct competition with Seller. Seller has no subsidiaries or any equity investment in any joint venture or any other Person not a party to this Agreement.

                  (r) Broker's Fees. Except as set forth in Schedule 4.1(r) hereto, Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (s) Suppliers; Customers.

                           (i) Schedule 4.1(s)(i) hereto lists Seller's top ten
                  customers by sales volume and the percentage sales volume of such customer during the fiscal year ended December 31, 2003. To the Knowledge of Seller, no customer listed in Schedule 4.1(s)(i) hereto has terminated its business relationship with Seller or has materially reduced (or has informed Seller in writing that it intends to materially reduce) the volume of goods or services it is currently purchasing from the level of goods or services purchased by such customer historically.

                           (ii) Except as set forth in Schedule 4.1(s)(ii)
                  hereto, there are no suppliers of products or services to Seller which are material and with respect to which practical alternative sources of supply are not generally available to Seller on comparable terms and conditions in the marketplace. To the Knowledge of Seller, none of the suppliers listed in
                  Schedule 4.1(s)(ii) hereto has indicated in writing its intention to terminate its business relationship with Seller, materially reduce the level of products or services supplied to Seller from historic levels, or materially change the price or terms on which such products or services are sold to Seller.

                  (t) Schedules. The information set forth in the Schedules to this Agreement is correct and complete in all material respects.

         4.2 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4.1 ABOVE, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN SECTION 4.1 ABOVE, BUYER IS PURCHASING THE ACQUIRED ASSETS ON AN "AS-IS, WHERE-IS" BASIS.

     4.3 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that: ---------------------------------------

                  (a) Organization of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois.

                  (b) Authorization. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer.

                  (c) Validity; Binding Effect. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  (d) Noncontravention. The execution, delivery and performance of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not (i) result in a material breach of any of the provisions of the Articles of Organization or Operating Agreement of Buyer, (ii) contravene, in any material respect, any Law or Order specifically applicable to Buyer, or (iii) require Buyer to obtain the approval, consent or authorization of any governmental authority or other third party which has not been obtained in writing prior to the date of this Agreement.

                  (e) Broker's Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


                                    ARTICLE 5
                                 INDEMNIFICATION

         5.1 Indemnification by Seller. Subject to Section 5.3 below, Seller and Parent shall, jointly and severally, indemnify Buyer against any and all Losses arising directly out of (a) any inaccuracy of a representation or warranty made by Seller in this Agreement or any other agreement, certificate, document or instrument executed in connection herewith, including, without limitation, the Real Estate Agreements, (b) any breach of any covenant or agreement made by Seller in this Agreement or any other agreement, certificate, document or instrument executed in connection herewith, including, without limitation, the Real Estate Agreements, (c) any of the Excluded Liabilities, and (d) Seller's failure to comply with applicable bulk sales laws in connection with the consummation of the transactions contemplated hereby (except to the extent the liabilities associated therewith are Assumed Liabilities).

         5.2 Indemnification by Buyer. Subject to Section 5.3 below, Buyer shall indemnify Seller against any and all Losses arising directly out of (a) any inaccuracy of a representation or warranty made by Buyer in this Agreement or any other agreement, certificate, document or instrument executed in connection herewith, including, without limitation, the Real Estate Agreements, (b) any breach of any covenant or agreement made by Buyer in this Agreement or any other agreement, certificate, document or instrument executed in connection herewith, including, without limitation, the Real Estate Agreements, (c) any of the Assumed Liabilities and the operation of the Business after the date hereof, (d) the WARN Act with respect to the transactions contemplated hereby (other than with respect to employees of Seller hired by Buyer on the date hereof and retained by Buyer, without any material reduction in salary, benefits, job duties or job title, for at least six (6) months hereafter, for which no indemnity shall be provided) (it being the intention of the parties that this provision allocate any WARN Act liability as contemplated by 20 CFR 639.4(c)),
(e) any Collective Bargaining Agreement not assumed by Buyer in connection with, or subsequent to, the consummation of the transactions contemplated hereby (it being acknowledged and agreed that only the Collective Bargaining Agreements listed in Exhibit B hereto have been so assumed by Buyer), including, but not limited to, the failure by Buyer to assume any such Collective Bargaining Agreement and any claim or grievance arising under Article I, Section 5 or
Article XIX of the San Leandro CBA in connection with or subsequent to the transactions contemplated hereby (but excluding any cause of action for breach of a Collective Bargaining Agreement arising prior to the date hereof; it being agreed by the parties that any termination of employment by Seller in connection with any of the transactions contemplated hereby shall not be deemed to be a breach of or default by Seller under any Collective Bargaining Agreement), and
(f) Buyer's failure to hire or employ any one or more of Seller's Ontario, Canada employees and any one or more of Seller's employees that are subject to the Collective Bargaining Agreements, and/or Buyer's termination of any one or more of Seller's employees hired or employed by Buyer or who are or were employed in Ontario, Canada. Notwithstanding anything contained in this Section
5.2 to the contrary, Buyer shall have no obligation to indemnify Seller for any Losses arising from Buyer's failure to hire or employ one or more of Seller's employees that are not subject to the Collective Bargaining Agreements; provided, however, that the limitation set forth in this sentence shall not apply to the Ontario, Canada employees of Seller.

         5.3      Limitations on Indemnity.

                  (a) Neither Seller nor Parent shall have any liability or obligation to Buyer whatsoever, and no claim shall be asserted against Seller or Parent, for indemnification under Section 5.1(a) unless and until the aggregate amount of Losses incurred by Buyer as a result thereof exceeds $30,000 (the "Basket"), and then only to the extent the aggregate amount of such Losses exceeds the Basket and is less than $1,000,000 (the "Cap") after which Seller and Parent will have no obligation to indemnify Buyer from and against any further Losses; provided, however, that the limitations set forth in this Section 5.3(a) above shall not apply to claims for indemnification brought for an inaccuracy of a representation or warranty set forth in Section 4.1(b) (authorization), Section 4.1(c) (validity), Section 4.1(f) (title), Section 4.1(i) (taxes), Section 4.1(o) (ERISA) (but only to the extent such representation or warranty relates directly to a matter of taxation), or to claims for fraud or intentional misrepresentation.

                  (b) Buyer shall have no liability or obligation to Seller whatsoever, and no claim shall be asserted against Buyer, for indemnification under Section 5.2(a) unless and until the aggregate amount of Losses incurred by Seller as a result thereof exceeds the Basket, and then only to the extent the aggregate amount of such Losses exceeds the Basket and is less than the Cap after which Buyer will have no obligation to indemnify Seller from and against any further Losses; provided, however, that the limitations set forth in this Section 5.3(b) above shall not apply to claims for indemnification brought for an inaccuracy of a representation or warranty set forth in Section 4.3(b) (authorization), or to claims for fraud or intentional misrepresentation.

                  (c) All representations and warranties made by Seller or Buyer in this Agreement, and any other agreement, certificate, document or instrument delivered pursuant hereto, shall survive the consummation of the transactions contemplated hereby and be enforceable against Seller for the following period after the date hereof, after which time they shall expire and be of no further force or effect: (i) Section 4.1(b) (authorization), Section 4.1(c) (validity), and Section 4.1(f) (title), and Section 4.3(b) indefinitely; (ii) Section 4.1(h) (taxes) and
         Section 4.1(o) (ERISA), for the applicable statute of limitations,
         (iii) Section 4.1(k) (environmental), three (3) years; and (iv) all other representations and warranties, twenty (20) months. Any claim for indemnification with respect to any such matter which is not asserted by a notice given as herein provided, that specifically identifies the particular breach underlying such claim, within such period of survival may not be pursued and shall be thereafter forever barred.

                  (d) The sole recourse and exclusive remedy of Buyer for breaches or inaccuracies of representations and warranties and covenants or agreements contained in this Agreement and any other agreement, certificate, document or instrument delivered pursuant hereto, including, without limitation, the Real Estate Agreements (and in connection with any Excluded Liabilities) shall be indemnification under Section 5.1 above and Buyer may not bring any other claim whatsoever in connection therewith.

                  (e) In no event shall Buyer be entitled to indemnification under Section 5.1 above for any inaccuracy of a representation or warranty if Buyer had (as of the date of this Agreement) any knowledge of any matter causing such representation or warranty to be inaccurate, to the extent such knowledge was obtained from any matter disclosed in writing to Buyer or any of its employees, agents, representatives or Affiliates, or is otherwise described in this Agreement, the Schedules hereto, or any other document, instrument or agreement executed in connection with the transactions contemplated hereby.

                  (f) In no event (except for fraud or intentional misrepresentation) shall Buyer be entitled to indemnification under
         Section 5.1 in connection with any claim relating to the Accounts Receivable (it being the intention of the parties that all such matters shall be resolved through the process described in Section 3.1(b) above).

                  (g) In no event shall Buyer be entitled to indemnification under Section 5.1 in connection with any Losses, to the extent such Losses are taken into account in the calculation of Closing Date Working Capital.

                  (h) The parties hereto acknowledge the indemnification provisions of the Real Estate Agreements and consent to and agree as to their determination as provided therein, and as this Agreement is referred to therein.

                  (i) For purposes of clarity, the limitations set forth in Sections 5.3(a), (b) and (c) above only apply to claims for indemnification relating to inaccuracies or breaches of representations and warranties. Specifically, and without limiting the generality of the foregoing, such limitations shall not apply to indemnification claims relating to breaches of covenants, or Excluded Liabilities or Assumed Liabilities (as the case may be).

                  (j) In the event that any claim for indemnification by Buyer under this Agreement may be brought both as a claim for the inaccuracy or breach of a representation and warranty by Seller, or as an Excluded Liability, Buyer may bring such claim as an Excluded Liability and the limitations set forth in Sections 5.3(a) and (c) above shall not apply to such claim.

         5.4      Third-Party Claims.

                  (a) Promptly after receipt by a party hereto entitled to indemnity under Section 5.1 or Section 5.2 (an "Indemnified Person") of notice of the assertion of a claim for which such party hereto is entitled to indemnity hereunder against it by a third party (a "Third-Party Claim"), such Indemnified Person shall give notice to the party hereto obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 5.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes, to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnifying Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 5 for any fees or costs of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will not establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any party; and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person.

                  (c) Notwithstanding the foregoing, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent.


                                    ARTICLE 6
                              ADDITIONAL COVENANTS

         6.1 General. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 5 above).

         6.2      Noncompetition and Nonsolicitation.

                  (a) Noncompetition. For a period of three (3) years after the date hereof, Seller and its Affiliates shall not, anywhere in the geographic regions in which Seller currently conducts the Business, directly or indirectly, invest in, own, manage, operate or provide financial assistance to, any Person engaged in any business that competes with the Business as currently conducted (a "Competing Business"); provided, however, that Seller and its Affiliates, in the aggregate, may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any entity if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

                  (b) Nonsolicitation. For a period of three (3) years after the date hereof, Seller and its Affiliates shall not, directly or indirectly, (i) solicit any Person who is as of the date hereof a customer or supplier of Seller to cease doing business with Buyer after the date hereof, (ii) solicit for employment (other than general advertising, not targeted directly to such Persons) any Transferred Employee, or (iii) induce any Transferred Employee to leave the employ of Buyer. Nothing set forth in this Section 6.2(b) shall prohibit Seller or its Affiliates from soliciting a customer, supplier or employee with respect to any business other than the Business.

         6.3      Employees and Employee Benefits.

                  (a) Employment of Employees by Buyer. Buyer shall have no obligation whatsoever to extend employment opportunities to any employees of Seller. Nothing contained herein shall be deemed to give any employees of Seller any rights of any kind against Buyer and none of such employees shall be third party beneficiaries.

                  (b) Salaries and Benefits.

                           (i) Seller shall be responsible for the payment of
                  all wages and other remuneration and/or compensation due to its employees with respect to their services as employees of Seller through the close of business on the date hereof, including, without limitation, 401(k) and vacation pay accruals and 2004 bonus obligations accrued prior to the date hereof, to the extent such amounts are not included as part of the Current Liabilities.

                           (ii) Seller shall also be liable for any claims made
                  or incurred by its employees and their beneficiaries through the date hereof under all Benefit Plans which are not part of the Assumed Liabilities. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

                           (iii) Buyer will adopt and assume at and as of the
                  date hereof each of the Defined Benefit Plans and each trust, insurance contract, annuity contract or other funding arrangement that Seller has established with respect thereto. To the extent that Buyer hires any employees of Seller, Buyer will ensure that the Defined Benefit Plans treat employment with any of Seller and its Affiliates prior to the date hereof the same as employment after the date hereof for purposes of eligibility, vesting and benefit accrual. On the date hereof, Seller will cause the Defined Benefit Plans to be amended to substitute Buyer as the sponsor of those plans by naming Buyer as the "Employer" thereunder, and Buyer will accept such sponsorship and such amendment, in writing. On the date hereof, Seller will cause the trusts established under the Defined Benefit Plans to be amended to remove the existing trustees and substitute new trustees who shall be officers of Buyer or such other corporate trustee or other responsible and solvent individuals as Buyer may select, and the new trustees shall accept such substitution and amendment, in writing.

                           (iv) Buyer will adopt and assume at and as of the
                  date hereof any and all obligations of Seller with respect to both the Canadian Retirement Plan and the Canadian Welfare Plan, and agrees to execute and deliver any and all documents required either by the Canadian Retirement Plan or the Canadian Welfare Plan or under applicable law, and/or as reasonably requested by Seller, in order to effectuate such adoption and assumption.

                           (v) Seller shall comply with all applicable COBRA
                  notice and continuation coverage requirements (as well as with comparable applicable requirements under the laws of the province of Ontario).

                           (vi) In the event any Transferred Employee exercises
                  his or her rights under COBRA and elects to remain under Seller's health insurance plan, and such Transferred Employee fails to reimburse Seller for his or her premiums paid by Seller for such health insurance when due, Buyer covenants to cooperate and assist Seller in collecting the amount due Seller from such Transferred Employee.

                  (c) 2004 Defined Benefit Plan Obligations. Seller and Buyer shall pay, perform, and discharge their respective liabilities and obligations relating to the 2004 Defined Benefit Plan Obligations as set forth in Schedule 1.1 hereto, and shall file all reports, returns and other matters required in connection therewith.

         6.4 Environmental Matters. Seller shall, at its sole cost and expense, as soon as practical after the completion of the inventory conducted by the Seller after the date hereof, remove any drums containing an unidentified waste fluid (as determined from such inventory) from the real property where Seller conducted the Business immediately prior to the date hereof.

         6.5 Automobile Leases. To the extent any of the lessors of the automobile leases listed in Schedule 4.1(m) hereto fails to consent to the assignment of such leases from Seller to Buyer prior to or on the date hereof, or fails to terminate such leases and enter into new leases with Buyer for the automobiles subject thereto, Seller shall hold such leases in trust for the benefit of Buyer, and Buyer shall timely and fully perform and pay all costs and liabilities thereunder from and after the date hereof. Buyer will use its best efforts to enter into new leases with such lessors or to acquire the consent of such lessors to such assignment, within 30 days of the date hereof. If Buyer is unable to do so, on or before the expiration of such 30-day period, Buyer shall pay to such lessors, in full, all amounts required to pay-off such leases and acquire title to the automobiles the subject thereof. During such 30-day period, Buyer shall be responsible for all losses, liabilities, costs and damages associated with the automobiles (and the use and/or operation thereof) that are the subject of such leases and Seller shall maintain (at Buyer's sole cost) all policies of insurance with respect thereto as are required by such leases.


                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that any party hereto may collaterally assign this Agreement to one or more lenders.

         7.2 Notices. All notices, requests, consents and other communications hereunder (each, a "Notice") shall be in writing and shall be deemed to have been given (a) if mailed, two (2) business days after such Notice is sent, when sent via first class United States registered mail, return receipt requested, postage prepaid to the address listed below for the party to whom the Notice is being sent (the "Notice Party"), (b) if hand delivered or delivered by courier, upon actual delivery of such Notice to the Notice Party at the address listed below for such Notice Party, or (c) if sent by facsimile, on the first business day after the date of the sender's receipt of a confirmed transmission of such Notice to the Notice Party at the facsimile number, if any, listed below for such Notice Party provided the party giving such Notice mails a copy of such Notice within two (2) business days after the transmission of such Notice by facsimile to the Notice Party. The addresses and facsimile numbers for each party to this Agreement, as of the date hereof, are:

If to Buyer:                        FRC Holding Corp.
                                    129 Rawls Road
                                    Des Plaines, Illinois 60018
                                    Facsimile No.: 847-390-6200
                                    Attention: Thomas E. Ryan III

                                    with a copies to:

                                    Finzer Roller of North Carolina, Inc.
                                    635 Graves Street
                                    Kernersville, North Carolina 27384
                                    Facsimile No.: 336-996-1279
                                    Attention: John O. Finzer III

                                    Harris Kessler & Goldstein LLC
                                    640 North LaSalle Street, Suite 590
                                    Chicago, Illinois 60610
                                    Facsimile No.: 312-280-8282
                                    Attention: Alan D. Leib, Esq.

If to Seller:                       Reinhold Industries, Inc.
                                    12827 East Imperial Highway
                                    Santa Fe Springs, CA 90670
                                    Facsimile No.: 562-944-7238
                                    Attention: Michael T. Furry, President & CEO

                                    with copies to:

                                    Hammond Kennedy Whitney & Company, Inc.
                                    8888 Keystone Crossing, Suite 1210
                                    Indianapolis, IN  46240
                                    Facsimile No.: 317-574-7515
                                    Attention:  Julianne S. Lis-Milam

                                    and

                                    Sommer Barnard Attorneys, PC
                                    One Indiana Square, Suite 3500
                                    Indianapolis, IN 46204
                                    Facsimile No.: 317-713-3699
                                    Attention: Robert J. Hicks

Either party may change its address or facsimile number by providing written notice, in accordance with the foregoing provisions of this Section 7.2, to the other party of such change.

         7.3      Expenses; Attorneys' Fees.

                  (a) Each party hereto will pay all costs, fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its respective counsel and accountants.

                  (b) In any litigation between the parties regarding this Agreement, the losing party shall pay to the prevailing party all reasonable expenses and court costs, including, without limitation, reasonable attorneys' fees and costs, incurred by the prevailing party. A party shall be considered the prevailing party if (i) it initiated the litigation and obtains substantially all of the relief or remedy it sought, either through a judgment or the losing party's voluntary action, (ii) the other party withdraws its action without substantially obtaining the relief or remedy it sought, or (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief or remedy sought by the initiating party.

         7.4      Governing Law; Forum.

                  (a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana, without regard to such jurisdiction's conflict of laws principles.

                  (b) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, if brought by Buyer shall be brought only in the Marion County, State of Indiana, Circuit or Superior Courts or, if it has or can acquire jurisdiction, any United States District Court sitting in Marion County, Indiana, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such matter, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the matter shall be heard and determined only in any such court.

                  (c) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, if brought by Seller shall be brought only in the Cook County, State of Illinois, Circuit or Superior Courts or, if it has or can acquire jurisdiction, any United States District Court sitting in Cook County, Illinois, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such matter, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the matter shall be heard and determined only in any such court.

                  (d) The parties agree that either of them may file a copy of this Section 7.4 with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any matter referred to in this Section 7.4 may be served on any party anywhere in the world.

         7.5      Partial Invalidity; Injunctive Rights.

                  (a) In case any one or more of the provisions contained herein (including, without limitation, Section 6.2 above) shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. If any applicable statute, rule or regulation contains any (nonwaivable) requirement that is contrary to or conflicts with any provision set forth in Section 6.2 above, such requirement shall be substituted for such provision or part thereof to the minimum extent necessary to validate such provision or part thereof. In the event that any provision of this Agreement is finally determined by any court or agency to not be effective or enforceable as written, and if such determination is upheld on appeal or no appeal from such determination is taken, then the parties agree that such court or agency shall (or if such court or agency is unwilling or fails to do so then the parties shall) amend and modify such provision or part thereof to restrict the duration, area or scope to the minimum extent required to make such provision or part thereof enforceable and the parties hereby consent to the entry of an order so restricting such provision, or part thereof.

                  (b) In the event of an actual or overtly threatened breach of any provisions of this Section 6.2 above, Buyer, in addition to any other remedies available for such breach or threatened breach, including the recovery of damages, shall be entitled to seek an injunction (without the posting of bond) restraining the offender from such conduct.

         7.6 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto. A signature affixed to a counterpart of this Agreement and delivered by facsimile by any Person is intended to be its, his or her signature and shall be valid, binding and enforceable against the party on whose behalf it has been affixed.

         7.7 Entire Agreement; Amendments and Waivers. This Agreement (along with each other agreement, certificate, document or instrument executed in connection herewith) contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties. The parties, only by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         7.8 WARN Act; Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of the WARN Act or any bulk transfer laws of any jurisdiction in connection with the transactions contemplated hereby. In connection with Section 5.2(d) above, Buyer expressly assumes any and all responsibility, liability and obligation with respect to any notice required to be given, and any required notice which is not given, and any severance or other payment which may become due, pursuant to the WARN Act with respect to the transactions contemplated hereby and any employment loss in connection therewith, and acknowledges that Seller shall not provide or be required to provide any notice pursuant to the WARN Act.

     7.9 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this --------------- Agreement.

180319_14

                            [signature page follows]

                                       S-1
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:                                              BUYER:

Samuel Bingham Enterprises, Inc.                     Finzer Roller, L.L.C.



By:                                                  By:
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Printed:                                             Printed:
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Title:                                                Title:
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PARENT:

Reinhold Industries, Inc.



By:
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Title:
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